As filed with the Securities and Exchange Commission on October 25, 2011

File No. 001-35219

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 6

to

Form 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Marriott Vacations Worldwide Corporation

(Exact name of registrant as specified in its charter)

Delaware	45-2598330
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6649 Westwood Blvd. Orlando, FL	32821
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:

(407) 206-6000

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Common stock, par value $0.01 per share	The New York Stock Exchange, Inc.

Securities to be registered pursuant to Section 12(g) of the Act:

None.

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

INFORMATION REQUIRED IN REGISTRATION STATEMENT

CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND ITEMS OF FORM 10

The information required by the following Form 10 Registration Statement items is contained in the Information Statement sections that we identify below, each of which we incorporate in this report by reference:

Item 1.	Business

The information required by this item is contained under the sections “Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business,” “Certain Relationships and Related Party Transactions” and “Where You Can Find More Information” of the Information Statement.

Item 1A.	Risk Factors

The information required by this item is contained under the section “Risk Factors” of the Information Statement.

Item 2.	Financial Information

The information required by this item is contained under the sections “Summary,” “Description of Capital Stock,” “Selected Historical Combined Financial Data,” “Unaudited Pro Forma Condensed Combined Financial Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of the Information Statement.

Item 3.	Properties

The information required by this item is contained under the section “Business—Properties” of the Information Statement.

Item 4.	Security Ownership of Certain Beneficial Owners and Management

The information required by this item is contained under the section “Security Ownership of Certain Beneficial Owners and Management” of the Information Statement.

Item 5.	Directors and Executive Officers

The information required by this item is contained under the section “Management” of the Information Statement.

Item 6.	Executive Compensation

The information required by this item is contained under the section “Executive Compensation” of the Information Statement.

Item 7.	Certain Relationships and Related Transactions, and Director Independence

The information required by this item is contained under the sections “Management,” “Executive Compensation” and “Certain Relationships and Related Party Transactions” of the Information Statement.

Item 8.	Legal Proceedings

The information required by this item is contained under the section “Business—Legal Proceedings” of the Information Statement.

Item 9.	Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

The information required by this item is contained under the sections “Risk Factors,” “The Spin-Off,” “Dividend Policy,” “Executive Compensation” and “Description of Capital Stock” of the Information Statement.

Item 10.	Recent Sales of Unregistered Securities

None.

Item 11.	Description of Registrant’s Securities to be Registered

The information required by this item is contained under the section “Description of Capital Stock” of the Information Statement.

Item 12.	Indemnification of Directors and Officers

The information required by this item is contained under the section “Description of Capital Stock—Liability and Indemnification of Directors and Officers” of the Information Statement.

Item 13.	Financial Statements and Supplementary Data

The information required by this item is contained under the sections “Description of Capital Stock,” “Selected Historical Combined Financial Data,” “Unaudited Pro Forma Condensed Combined Financial Statements,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Index to Financial Statements” of the Information Statement.

Item 14.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

None.

Item 15.	Financial Statements and Exhibits

(a) Financial Statements

The information required by this item is contained under the section “Index to Financial Statements” beginning on page F-1 of the Information Statement. Information relating to schedules for which provision is made in the applicable accounting regulations of the Securities and Exchange Commission is included in the notes to the financial statements contained under the section “Index to Financial Statements” beginning on page F-1 of the Information Statement.

(b) Exhibits

We are filing the following documents as exhibits to this registration statement:

Exhibit No.	Description

2.1	Form of Separation and Distribution Agreement between Marriott International, Inc. and Marriott Vacations Worldwide Corporation.†

3.1	Form of Restated Certificate of Incorporation of Marriott Vacations Worldwide Corporation.†

3.2	Form of Restated Bylaws of Marriott Vacations Worldwide Corporation.†

Exhibit No.	Description

4.1	Form of certificate representing shares of common stock, par value $0.01 per share, of Marriott Vacations Worldwide Corporation.†

10.1	Form of License, Services and Development Agreement between Marriott International, Inc., Marriott Vacations Worldwide Corporation and the other signatories thereto.†

10.2	Form of License, Services and Development Agreement between The Ritz-Carlton Hotel Company, L.L.C. and Marriott Vacations Worldwide Corporation.†

10.3	Form of Employee Benefits and Other Employment Matters Allocation Agreement between Marriott International, Inc. and Marriott Vacations Worldwide Corporation.†

10.4	Form of Tax Sharing and Indemnification Agreement between Marriott International, Inc. and Marriott Vacations Worldwide Corporation.†

10.5	Form of Marriott Rewards Affiliation Agreement between Marriott International, Inc., Marriott Rewards, LLC, Marriott Vacations Worldwide Corporation, Marriott Ownership Resorts, Inc. and the other signatories thereto.†

10.6	Form of Non-Competition Agreement between Marriott International, Inc. and Marriott Vacations Worldwide Corporation.†

10.7	Form of Omnibus Transition Services Agreement between Marriott International, Inc. and Marriott Vacations Worldwide Corporation.†

10.8	Form of Payroll Services Agreement between Marriott International, Inc. and Marriott Vacations Worldwide Corporation.†

10.9	Form of Human Resources Transition Services Agreement between Marriott International, Inc. and Marriott Vacations Worldwide Corporation.†

10.10	Form of Information Resources Transition Services Agreement between Marriott International, Inc. and Marriott Vacations Worldwide Corporation.†

10.11	Form of Marriott Vacations Worldwide Corporation Stock and Cash Incentive Plan.†

10.12	Amended and Restated Indenture and Servicing Agreement, dated as of September 1, 2011, among Marriott Vacations Worldwide Owner Trust 2011-1, Marriott Ownership Resorts, Inc., and Wells Fargo Bank, National Association.†

10.13	Sale Agreement, dated as of September 1, 2011, between MORI SPC Series Corp. and Marriott Vacations Worldwide Owner Trust 2011-1.†

10.14	Amendment No. 1 to Sale Agreement, dated as of September 1, 2011, among MORI SPC Series Corp. and Marriott Vacations Worldwide Owner Trust 2011-1.†

10.15	$200,000,000 Credit Agreement, dated as of October 20, 2011, among Marriott Vacations Worldwide Corporation, Marriott Ownership Resorts, Inc., JPMorgan Chase Bank, N.A., as administrative agent, and the other financial institutions set forth in the agreement.†

10.16	Form of Guarantee and Collateral Agreement among Marriott Vacations Worldwide Corporation, Marriott Ownership Resorts, Inc. (“MORI”) and certain of MORI’s subsidiaries, in favor of JPMorgan Chase Bank, N.A., as administrative agent for the financial institutions party to the foregoing $200,000,000 Credit Agreement.†

21.1	Subsidiaries of Marriott Vacations Worldwide Corporation.†

99.1	Information Statement.

99.2	Form of Certificate of Designation of the Cumulative Redeemable Series A Preferred Stock of MVW US Holdings, Inc.

†	Previously filed.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Marriott Vacations Worldwide Corporation

	By:	/s/ Stephen P. Weisz
Stephen P. Weisz
Date: October 25, 2011		President and Chief Executive Officer

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